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New Generation Biofuels Announces First Commercial Scale Plant
Biofuel production facility to be located in Baltimore, Maryland

FLORIDA, September 15, 2008 – Renewable fuels provider, New Generation Biofuels Holdings, Inc. (AMEX: GNB), today announced the signing of a site lease and a terminaling services agreement to locate their first commercial scale biofuel manufacturing plant at the port location of Atlantic Terminaling in Baltimore, Maryland. Based on current projections of sales and timing to complete financing, New Generation Biofuels (NGB) expects to complete construction of the first 25 million gallon per year facility in the first quarter of 2009 and to launch production shortly thereafter. Once completed, NGB expects the facility to have a production capacity of up to 50 million gallons of second-generation biofuel a year to serve potential customers in Maryland and the mid Atlantic region.

Site development work will begin in the coming weeks. As recently announced, Chicago-based ECE Design will design the plant.

In addition to the production facilities to be constructed by NGB, the company will lease approximately 6 million gallons of storage tank capacity and related terminaling facilities for up to 20 years. Atlantic Terminaling will provide on site logistics services including the receipt of feedstocks and shipping of finished product using rail, barge, and truck loading and unloading facilities.

“We are excited to take another step forward in developing our first commercial-scale manufacturing plant in Baltimore,” said New Generation Biofuels CEO & President, David A. Gillespie. “The location at the Atlantic Terminaling site well positions us to take advantage of the projected growth in renewable energy demand throughout the eastern US.”

Established in 2006, New Generation Biofuels produces a renewable energy product that is different from traditional biofuels. Their second-generation biofuel is produced using a simple proprietary blending process that combines water, proprietary additives and vegetable oil or other feedstocks. This process is simpler, cleaner, less expensive and less energy intensive than traditional production methods and results in a biofuel that has superior technical and environmental performance at a lower cost than other first generation biofuels.

“With our ideally situated location within the port of Baltimore and our existing storage, rail, truck and barge access infrastructure already in place, this is an ideal fit for both New Generation Biofuels and Atlantic Terminaling,” said Alan Bock, President, Atlantic Terminalling. “We are very excited to be working with a company that is re-defining biofuels.”

About New Generation Biofuels Holdings, Inc.

New Generation Biofuels is a development stage renewable fuels provider. We hold an exclusive license for North America, Central America and the Caribbean to commercialize proprietary technology to manufacture alternative biofuels from vegetable oils and animal fats that we market as a new class of biofuel for power generation, heavy equipment, marine use and as heating fuel. We believe our proprietary biofuel can provide a lower cost, renewable alternative energy source with significantly lower emissions than traditional fuels. Our business model calls for establishing direct sales from manufacturing plants that we may purchase or build and sublicensing our technology to qualified licensees.

Forward Looking Statements
This news release contains forward-looking statements. These forward-looking statements concern our operations, prospects, plans, economic performance and financial condition and are based largely on our current beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business include all the risks attendant a development stage business in the volatile energy industry, including, without limitation, the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.